CONTACT INFORMATION:

Mark Hein
FOR IMMEDIATE RELEASE	Director, Corporate Communications
703-803-1673
mark_hein@sra.com

SRA Completes Acquisition of National Security Solutions Business from MorganFranklin

National Security Solutions business will complement SRA portfolio with world-class technical and functional domain capabilities in SRA’s defense, intelligence, homeland security and health markets.

FAIRFAX, Va., Dec. 17, 2012 — SRA International, Inc., a leading provider of technology and strategic consulting services and solutions to government organizations announced that on Dec. 16, the company completed its acquisition of the National Security Solutions (NSS) business, from MorganFranklin, a privately held, execution-oriented consulting and technology solutions firm headquartered in the D.C. Metro Area.

SRA expects to add approximately 180 new employees who bring with them strong expertise in tactical command, control, communications, computers, intelligence, surveillance and reconnaissance (C4ISR) capabilities, continuity of operations (COOP) and emergency planning, information assurance and cyber security, intelligence analysis, and project management office (PMO) support.

In addition to their strong professional reputation for surpassing customer expectations, MorganFranklin’s NSS team brings to SRA a presence with key existing customers, as well as the ability to expand the company’s presence through strategically-valuable contract vehicles.

About SRA International, Inc.

For more than 30 years, SRA International has been dedicated to solving complex mission and efficiency challenges for the U.S. government. From our headquarters in Fairfax, Va., and from offices and locations around the globe, our approximately 6,000 employees support government clients in civilian, defense, health, intelligence, law enforcement and homeland security agencies by delivering IT solutions and professional services in such areas as information technology lifecycle services; cloud and mobile computing; cyber security; solutions development and integration; and, strategy development and organizational change management. We also provide mission-specific domain expertise in areas such as energy and environmental consulting; intelligence analysis; advanced research; and bioinformatics. Our employees’ deep commitment to offering real value to our clients and serving our communities is rooted in our ethic of Honesty and Service®.

For more information on SRA International, please visit us at www.sra.com.

Any statements in this press release about future expectations, plans, and prospects for SRA, including statements about the estimated value of the contract and work to be performed, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” “could,” “intend,” “may,” “potential,” “should,” “would” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial position, or state other forward-looking information. Factors or risks that could cause our actual results to differ materially from the results we anticipate include, but are not limited to: (i) reduced spending levels and changing budget priorities of our largest customer, the United States federal government, which accounts for more than 98% of our revenue; (ii) failure of the customer to fund a contract or exercise options to extend contracts, or our inability to successfully execute awarded contracts; (iii) the failure of congressional leaders to agree upon further budget reductions as required by the debt ceiling compromise triggering automatic across-the-board cuts beginning in 2013 to civil and defense programs; (iv) failure to comply with complex U.S. government procurement-related laws and other regulations, including but not limited to, punitive damage liabilities under the False Claims Act and other laws, and financial incentives under so-called “whistleblower” statutes, awarding the whistleblower with a percentage of the recovery if the claims are successfully waged; (v) possible delays or overturning of our government contract awards due to bid protests by competitors or loss of contract revenue or diminished opportunities based on the existence of organizational conflicts of interest; (vi) failure to comply with laws such as the Foreign Corrupt Practices Act or regulations on government gratuities; (vii) failure to comply with Federal Acquisition Regulations and Cost Accounting Standards or the Fair Labor Standards Act; (viii) security threats, attacks or other disruptions on our information infrastructure, and failure to comply with complex network security and data privacy legal and contractual obligations or to protect sensitive information; (ix) any violation of third party intellectual rights; (x) adverse changes in federal government practices; (xi) delays in the U.S. government adopting appropriations necessary for program funding and future appropriation uncertainties adversely impacting customer spending plans; (xii) intense competition to win U.S. government contracts or recompetes and commoditization of services we offer; (xiii) failure to obtain option awards, task orders or funding under contracts, or inability to successfully execute awarded contracts; (xiv) any adverse results of audits and investigations conducted by the Defense Contract Audit Agency or any of the Inspectors General for various agencies with which we contract, including, without limitation, any determination that our contractor business systems or contractor internal control systems are deficient; and (xv) difficulties accurately estimating contract costs and contract performance requirements; (xvi) challenges in attracting and retaining key personnel or high-quality employees, particularly those with security clearances.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. You should not place undue reliance on these forward-looking statements. In addition, the forward-looking statements included in this press release represent our views as of Dec. 17, 2012. We anticipate that subsequent events and developments will cause our views to change. While we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to Dec. 17, 2012.

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